UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 16, 2023
Vail Resorts, Inc.
(Exact name of registrant as specified in its charter)

Delaware		001-09614	51-0291762
(State or Other Jurisdiction of Incorporation or Organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

390 Interlocken Crescent
Broomfield,	Colorado		80021
(Address of Principal Executive Offices)			(Zip Code)

(303)	404-1800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	MTN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 16, 2023, Vail Resorts, Inc. (the “Company”) announced that its current Chief Marketing Officer, Ryan Bennett, will no longer be with the Company, effective as of October 20, 2023 (the “Effective Date”).

In connection with Mr. Bennett’s departure, which will be treated as an involuntary separation under the Company’s executive severance policy (the “Executive Severance Policy”), the Company expects to enter into a Severance Agreement and General Release (the “Severance Agreement”) with Mr. Bennett. Pursuant to the Severance Agreement, which includes a general release of claims by Mr. Bennett against the Company, Mr. Bennett will be entitled to receive standard severance benefits under the Company’s Executive Severance Policy, which are described in the Company’s Proxy Statement for its Annual Meeting of Stockholders held on December 7, 2022 (filed with the Securities and Exchange Commission on October 24, 2022). Mr. Bennett will receive his annual cash incentive award under the Company’s Management Incentive Plan earned for the fiscal year ended July 31, 2023.

Item 9.01. Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vail Resorts, Inc.
Date: October 16, 2023	By:	/s/ David T. Shapiro
David T. Shapiro
Executive Vice President, General Counsel & Secretary